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                       CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated April 30, 2003, relating to the financial statements and financial highlights which appear in the March 31, 2003 Annual Report to Shareholders of Legg Mason Value Trust, Inc., which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "The Corporations' Independent Auditors" and "Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland
July 18, 2003